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                 Turbodyne Announces Appointment of New Director
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Carpinteria,  California  -  November  9,  2001  -  Turbodyne Technologies, Inc.
[O.T.C: TRBD] announced today the addition of Mr. Manfred Hanno Janssen to the Company's Board of Directors.


Mr. Janssen has been associated with Deutsche Bank A.G. for more than forty years and in the course of his career has served in all major departments of the bank. He is currently the Bank's Head/Director of Asset Management for institutional investors and significant private clients in the Northwest Region.


Mr. Janssen stated that he was joining the Board of Turbodyne to use his professional experience and expertise to support the company in its restructuring efforts and to maximize shareholder value.




This  release  contains  forward-looking statements as defined in Section 21E of
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the  Securities Exchange Act of 1934, including statements about future business
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operations,  financial  performance  and market conditions. Such forward-looking
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statements  involve  risks  and  uncertainties  inherent  in business forecasts.
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Contact:
Laura  Ricci  -  (805)  684-4551